Exhibit 99.2 2019 OUTLOOK Expect a tougher climb Brian Nick Chief Investment Strategist PLEASE SEE IMPORTANT DISCLOSURES IN THE ENDNOTES. NOT FDIC INSURED  |  NO BANK GUARANTEE  |  MAY LOSE VALUE

2019 Outlook Expect a tougher climb —  Global (and U.S.) growth will slow but shouldn’t turn negative in 2019 —  We expect most asset classes to see slightly better performance next year —  We think investors should stay invested and keep putting money to work —  Investment selectivity will be crucial in 2019 PLEASE SEE IMPORTANT DISCLOSURES IN THE ENDNOTES.

Exhibit 1� The U.�. economy was the only positive �surprise� in 201� Global (including U.S.) U.S. Citi Economic Surprise Index 100 75 50 25 0 -25 -50 -75 -100 Jan 17 Apr 17 Jul 17 Oct 17 Jan 18 Apr 18 Jul 18 Nov 18 Source:Source: Bloomberg, Bloomberg, Citi. Citi. The The Citi Citi Economic Economic Surprise Surprise Index Index gauges gauges the theextent extent to which to which economic economic data datareleases releases diverge diverge from consensusfrom consensus forecasts, forecasts, with rising index levels indicating morewith risingupside index surprises. levels A indicating “0” score indicatesmore upside economic surprises. reports Data that as met of 30consensus Nov 2018. expectations. Reports that exceed expectations are given a “1” and those that fall short receive a “-1.” The index calculates the net score of all economic reports on a weekly basis. Data as of 30 Nov 2018. and a stronger U.S. dollar stressed the global financial system, and China’s economic policy in particular, 2018 in review — by encouraging capital flight. It’s no wonder investors began to focus on the crosscurrents and fading Let’s not do that again tailwinds that we anticipated would hit in 2019 a bit ahead of schedule. And, as investment managers, Despite solid global economic growth, 2018 turned it’s time we did the same. out to be the most challenging year for investors in a decade. The U.S., the world’s largest economy, expanded at its fastest pace of this cycle. Sales and profits climbed for global corporations, while central banks kept interest rates at well-below-normal rates. What’s in store Yet, as we near the end of 2018, few major asset for investors in 2019? classes have outperformed cash. What happened? This much is true: U.S. economic growth surpassed Let’s start with what we do not expect to see in our expectations coming into the year. The Tax Cuts 2019: a recession in a major economy. But—there’s and Jobs Act, passed late in 2017, sent economists always a “but”—economic growth is set to slow in and Wall Street analysts scrambling to estimate its both the U.S. and China while failing to bounce effects. We now know that U.S. consumer spending back convincingly in the eurozone, Japan or United and private investment surged—at least temporarily— Kingdom (Exhibit 2). This slower growth tips the as tax rates fell. U.S. corporate profits rose by balance of risks toward the negative. An unusual over 25% in the second and third quarters. But as amount of uncertainty remains on key questions like Exhibit 1 shows, in contrast to 2017, positive economic the direction of corporate credit spreads and the U.S. surprises (i.e., economic performance relative to dollar, but we are more confident that market returns expectations) were essentially limited to the U.S. will improve only moderately from their lackluster Results in the rest of the world were disappointing. 2018 showing. Despite this— or, rather, because of it—our investment teams are focused on finding We feel this disappointment wasn’t due to any opportunities to buy and own high quality assets single factor, but rather to a confluence of moderate without becoming too defensive in their approach. headwinds. Higher global tariffs and uncertainty They’re walking a fine line, to be sure. about more on the way restricted country market access and drove up costs. Rising U.S. interest rates PLEASE SEE IMPORTANT DISCLOSURES IN THE ENDNOTES. 1

2019 Outlook

Exhibit 2: Slightly slower global growth expected in 2019


2018
2019
Japan
U.K.
Eurozone
U.S.
China
India
0%
1%
2%
3%
4%
5%
6%
7%
8%

Source: Blue Chip Economic Indicators. Data as of 30 Nov 2018.

Fading tailwinds, stiffer headwinds

Global growth received a boost in 2018 when the U.S. opted for a late-cycle fiscal expansion, borrowing nearly $1 trillion to fund tax cuts and federal spending. Nuveen estimates that in 2018, these measures added more than 0.5% to U.S. gross domestic product (GDP) growth and helped lift S&P 500 sales and profits. But most of the positive effects of this stimulus have already begun to wear off and will vanish almost entirely by 2020. In their place we'll find tighter financial conditions (Exhibit 3) thanks to rising interest rates, wider corporate bond spreads, falling equity market valuations and, yes, new and rising taxes on international trade.

We think increased selectivity within asset classes, with a focus on quality and valuation, will yield the best results.

We're also discovering that the parts of the 2017 tax bill meant to serve as more than just a short-term stimulus may not be achieving their intended results. Stronger U.S. private investment early in 2018 gave way to disappointing capital spending growth by the third quarter as companies became more wary of spending on new software and equipment. Residential investment has also been a drag, and slower home price appreciation has put a cap on construction. If the investment boom is truly tapped out and worker productivity growth remains low, rising wages—the product of a tight U.S. labor market—will become a stiffer headwind for corporate profitability.

Where might the world turn in 2019 to replace the boost it's just received from the U.S.? China's government has attempted a large monetary and fiscal stimulus to help support its economy amid attempts to de-risk its financial system. We should be seeing the effects of that effort more in 2019, which could produce upside surprises to growth in Asia. In addition, we're looking for signs of economic strength in Brazil on the back of some pro-growth reforms and for low inflation to pave the way for another year of robust growth in India.

2

PLEASE SEE IMPORTANT DISCLOSURES IN THE ENDNOTES.

Exhibit 3: Global financial conditions are tighter on rising rates and a stronger U.S. dollar


Bloomberg Global Financial Conditions Index
2
0
-2
-4
-6
-8
-10
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
Tighter

Source: Bloomberg. The Global Financial Conditions Index measures market conditions across money markets, bond markets and equity markets. The scores compare current market conditions to the historical average, with lower numbers indicating tighter financial conditions. Data as of 30 Nov 2018.

"Slower" doesn't mean "negative"

Expectations are not particularly high for growth in developed markets outside the U.S. in 2019—and that may actually be a good thing. With less room to disappoint, the eurozone and Japan are positioned to deliver above-trend growth while keeping monetary policy exceptionally accommodative—historically a friendly operating backdrop for companies and the investors who own their stocks. These markets may also benefit from a pause—if not a reversal—in the trend of the strongly rising U.S. dollar. While a strong dollar provides a temporary advantage to international firms selling into the U.S., it also raises the cost for borrowers with dollar liabilities and drives investment flows away from many places that need them.

Of course, the fate of the dollar may rest primarily in the hands of the Federal Reserve. The Fed has been slowly but steadily raising short-term interest rates for three years and seems primed to hike at least twice more in 2019. In the Fed's view, the currently low unemployment rate could generate higher inflation, which demands tighter policy. With rates rising in the U.S. but flat or down in most of the rest of the world, the dollar has been far and away the best-performing currency. We think it is now well above its fair value and could remain so unless and until the Fed shows signs of slowing or other central banks become less accommodative. Keep in mind that even if the Fed stops raising rates, its ongoing balance sheet shrinkage will effectively continue the tightening process. The resulting increase in the supply of high quality bonds—aided and abetted by a booming federal deficit—could push up longer-term interest rates and corporate borrowing costs.

A broader base for growth should help cushion against a global recession—technically defined as negative GDP growth for two consecutive quarters—despite a deceleration in both the U.S. and China. In our view, there is little chance the U.S. will go into recession before late 2020 given continued strength in consumer and business activity confidence, especially the strong labor market. We would expect to see a material degradation in these and other leading indicators at least a year before the economy begins to contract (Exhibit 4). And while it's not hard to find areas of risk that could eventually contribute to a recession, we don't see the types of massive macroeconomic imbalances that helped turn the past two recessions into genuine market crises.

Why do we care so much whether growth merely slows from its current pace or turns negative? Recessions, or so-called "hard landings," have historically been associated with 20%+ drops in equity markets, falling interest rates and sharply higher unemployment. Decelerations, also referred to as "soft landings," have not.

PLEASE SEE IMPORTANT DISCLOSURES IN THE ENDNOTES.

3

2019 Outlook Exhibit �� Leading indicators suggest the U.�. expansion still has legs Leading Economic Indicators (% YoY) 20 15 10 5 0 -5 -10 -15 -20 -25 1981 1985 1989 1993 1997 2001 2005 2009 2013 2017 2018 Source:Source: Conference Conference Board, Board, Bloomberg. Bloomberg. The Shaded Leading areas Economic indicate Indicators recessions. Index isData produced as of 30by theNov Conference 2018. Board and is a composite of economic data. Negative readings indicate a growing possibility of a recession. The data show year-over-year changes in this index. Shaded areas indicate recessions. Data as of 30 Nov 2018. The crucial question is whether investors who buy risk assets at this stage—cheaper though they Most investable assets are may be—would be better served by moving to cash and awaiting an even more attractive entry point. now available at lower prices We don’t think so. But given our view that both economic and earnings growth are likely to slow It’s hard to put a happy face on the swoon in over the medium term, relying on broad market global risk assets that occurred during the fourth trends to boost portfolio values may no longer suffice. quarter of 2018. As of this publication, few major Instead, we think increased selectivity within asset asset classes have bested cash this year—never classes, with a focus on quality and valuation, a welcome development for an investor (let alone will yield the best results. an investment manager). If this cloud does have a silver lining, it’s that financial markets are already pricing in a moderate global slowdown heading into 2019. So while our investment committee is far from ebullient in its outlook, our investment What if we’re wrong? leaders generally expect better returns in their At its year-end meeting, the Nuveen Global respective markets next year. Investment Committee coalesced around a cautiously One reason for this is that most publicly traded optimistic outlook for 2019. At the same time, we assets offer higher yields today than they did a year also took time to discuss a critical question for our ago (Exhibit 5). Interest rates have risen, and credit clients: What if we are wrong, especially on the spreads have widened. In addition, global equity downside? What would that look like in the real world valuations have fallen, in some cases substantially. and what would that mean for our clients? Most likely, And while there are important exceptions, like wheat we’d see a flatter yield curve, driven by sharply higher and natural gas, most commodity prices will end short-term rates (the Fed’s response to perceived 2018 lower than where they began. In short, during overheating, perhaps) or sharply lower long-term a year in which economic fundamentals generally rates, typically a product of recession risk. In this improved, market prices remained flat or fell. This scenario, credit spreads would widen, earnings and creates value. stock valuations would be lower, and the direction of the U.S. dollar would be uncertain. 4 PLEASE SEE IMPORTANT DISCLOSURES IN THE ENDNOTES.

Exhibit 5: Average yields for major asset classes are higher heading into 2019


U.S. high yield (left axis)
Global equities (left axis)
U.S. municipals (right axis)
Yield %
7.5
7.0
6.5
6.0
5.5
5.0
Yield %
3.2
3.0
2.8
2.6
2.4
2.2
Jan 18
Feb 18
Apr 18
Jun 18
Jul 18
Sep 18
Oct 18

Source: Bloomberg. **Representative indexes: U.S. high yield:** Bloomberg Barclays High Yield Corporate Bond Index; **Global equities:** MSCI All Country World Index; **U.S. municipals:** Bloomberg Barclays Municipal Bond Index. Indexes are unavailable for direct investment. Please see endnotes for index definitions. Data as of 30 Nov 2018.

Our downside scenario also includes an unanticipated escalation of event risk in two key areas: Brexit and trade. The U.K. seems determined to leave the European Union (EU) in March, but the precise nature of its departure is still a huge source of uncertainty for global investors, particularly throughout Europe. A "crashing out" scenario—one in which the U.K. exits without a deal in place to manage the transition and tips itself into recession or, worse, stagflation—is not our base case, but it remains a serious risk until Parliament agrees to a plan.

Tariffs also seem destined to plague markets for at least another year. The steady escalation in the tit-for-tat between the U.S. and China, resulting in higher bilateral taxes on a broader basket of imported goods, has produced no clear winner but plenty of losers: U.S. producers facing higher costs and Chinese consumers and businesses losing access to U.S. farm and energy output. The negotiations at this point appear to hinge more on politics than economics, which means the resolution of this dispute is beyond our current ability to forecast. But should new U.S. tariffs spread beyond measures that have already been announced or threatened, the damage to the U.S. economy and investor sentiment could be severe.

Virtually the only refuge for investors seeking positive returns during a period of acute event risk or recession is long-duration, high quality bonds. On the equity side, while few stocks could eke out positive returns in a bear market, defensive sectors like consumer staples and health care would likely beat technology and financials. Moreover, established commercial real estate and defensive real assets like farmland could help provide at least a partial shield against the forces of the public markets.

Conclusion: seeking quality at a fair price in a slowing world

When the dust clears, the global economy in 2019 may not behave all that differently than it did in 2018, but we are hopeful for better investment returns across most public and private asset classes. The world is slowing, but only gradually. Furthermore, we believe a global recession and bear market are still at least a few years away, leaving room for portfolios with risk assets to benefit. This view provides some of our best thinking about investment opportunities.

PLEASE SEE IMPORTANT DISCLOSURES IN THE ENDNOTES.

5

About Nuveen Nuveen, the investment manager of TIAA, offers a comprehensive range of outcome-focused investment solutions designed to secure the long-term financial goals of institutional and individual investors. Nuveen has $988 billion in assets under management as of 30 Sep 2018 and operations in 16 countries. Its affiliates offer deep expertise across a comprehensive range of traditional and alternative investments through a wide array of vehicles and customized strategies. For more information, visit TIAA.org. Endnotes Source: FactSet and Bloomberg for market and economic data This material is not intended to be a recommendation or investment advice, does not constitute a solicitation to buy, sell or hold a security or an investment strategy, and is not provided in a fiduciary capacity. The information provided does not take into account the specific objectives or circumstances of any particular investor, or suggest any specific course of action. 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This information does not constitute investment research as defined under MiFID. In Europe this document is issued by the offices and branches of Nuveen Real Estate Management Limited (reg. no. 2137726) or Nuveen UK Limited (reg. no. 08921833); (incorporated and registered in England and Wales with registered office at 201 Bishopsgate, London EC2M 3BN), both of which entities are authorized and regulated by the Financial Conduct Authority to provide investment products and services. Please note that branches of Nuveen Real Estate Management Limited or Nuveen UK Limited are subject to limited regulatory supervision by the responsible financial regulator in the country of the branch. In Asia this information is solely for use with professional investors (as defined in the Securities and Futures Ordinance (Cap.571 of the laws of Hong Kong) and any rules made under that ordinance) and should not be relied upon by any other persons or redistributed to retail clients in Hong Kong. This information is distributed by Nuveen Hong Kong Limited (BJH146) and has not been reviewed by the Securities and Futures Commission of Hong Kong. All information has been obtained from sources believed to be reliable, but its accuracy is not guaranteed. There is no representation or warranty as to the current accuracy, reliability or completeness of, nor liability for, decisions based on such information and it should not be relied on as such. Glossary The Bloomberg Barclays Municipal Bond Index covers the USD-denominated long-term tax-exempt bond market. The index has four main sectors: state and local general obligation bonds, revenue bonds, insured bonds and pre-refunded bonds. The Bloomberg Barclays High Yield Corporate Bond Index is an unmanaged index considered representative of non-investment-grade bonds. 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